PRICING SUPPLEMENT dated February 27, 2026
(To the Prospectus dated May 15, 2025,
the Prospectus Supplement dated May 15, 2025,
the Product Supplement No. WF-1 dated May 20, 2025 and the
Underlying Supplement dated May 15, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

$2,813,000 Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

■	Linked to the lowest performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index”)
■	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest performance factor on that call date, calculated for each Index as the closing level of that Index on that call date divided by its starting level.
■	Automatic Call. If the closing level of the lowest performing Index on any call date (occurring monthly, beginning after approximately one year and ending at stated maturity) is greater than or equal to its starting level, the securities will be automatically called for the principal amount plus the call premium applicable to the relevant call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 11.00% per annum. Please see “Terms of the Securities—Call Dates and Call Premiums” below for the call dates and call premiums.
■	Potential Loss of Principal. If the securities are not automatically called, you will receive the principal amount at stated maturity if the closing level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 30%, and possibly all, of the principal amount of your securities.
■	The threshold level of each Index is equal to 70% of its starting level.
■	Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index.
■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$25.75	$974.25
Total	$2,813,000.00	$72,434.75	$2,740,565.25
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $962.20 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-6 of this pricing supplement.
(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.
(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Terms of the Securities

Issuer:	Barclays Bank PLC
	The Nasdaq-100 Index® (the “NDX Index”), the Russell 2000® Index (the “RTY Index”) and the S&P 500® Index (the “SPX Index”) (each referred to as an “Index,” and collectively as the “Indices”)
	Market Measure	Bloomberg Ticker Symbol	Starting Level(a)	Threshold Level(b)
Market Measures[1]:	NDX Index	NDX<Index>	24,960.04	17,472.028
	RTY Index	RTY<Index>	2,632.361	1,842.6527
	SPX Index	SPX<Index>	6,878.88	4,815.216
	(a) With respect to each Index, the closing level of that Index on the pricing date
	(b) With respect to each Index, 70% of its starting level
Pricing Date:	February 27, 2026
Issue Date:	March 4, 2026
Stated Maturity Date[2]:	March 4, 2030
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

The call premium applicable to each call date is a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 11.00% per annum.

The call premium and payment per security upon an automatic call that are applicable to each call date are specified in the table below.

Call Dates and Call Premiums[2]:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	March 4, 2027	11.000% of the principal amount	$1,110.00
	April 5, 2027	11.917% of the principal amount	$1,119.17
	May 4, 2027	12.833% of the principal amount	$1,128.33
	June 4, 2027	13.750% of the principal amount	$1,137.50
	July 6, 2027	14.667% of the principal amount	$1,146.67
	August 4, 2027	15.583% of the principal amount	$1,155.83
	September 7, 2027	16.500% of the principal amount	$1,165.00
	October 4, 2027	17.417% of the principal amount	$1,174.17
	November 4, 2027	18.333% of the principal amount	$1,183.33
	December 6, 2027	19.250% of the principal amount	$1,192.50
	January 4, 2028	20.167% of the principal amount	$1,201.67
	February 4, 2028	21.083% of the principal amount	$1,210.83
	March 6, 2028	22.000% of the principal amount	$1,220.00
	April 4, 2028	22.917% of the principal amount	$1,229.17
	May 4, 2028	23.833% of the principal amount	$1,238.33
	June 5, 2028	24.750% of the principal amount	$1,247.50
	July 5, 2028	25.667% of the principal amount	$1,256.67
	August 4, 2028	26.583% of the principal amount	$1,265.83
	September 5, 2028	27.500% of the principal amount	$1,275.00
	October 4, 2028	28.417% of the principal amount	$1,284.17
	November 6, 2028	29.333% of the principal amount	$1,293.33

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

	December 4, 2028	30.250% of the principal amount	$1,302.50
	January 4, 2029	31.167% of the principal amount	$1,311.67
	February 5, 2029	32.083% of the principal amount	$1,320.83
	March 5, 2029	33.000% of the principal amount	$1,330.00
	April 4, 2029	33.917% of the principal amount	$1,339.17
	May 4, 2029	34.833% of the principal amount	$1,348.33
	June 4, 2029	35.750% of the principal amount	$1,357.50
	July 5, 2029	36.667% of the principal amount	$1,366.67
	August 6, 2029	37.583% of the principal amount	$1,375.83
	September 4, 2029	38.500% of the principal amount	$1,385.00
	October 4, 2029	39.417% of the principal amount	$1,394.17
	November 5, 2029	40.333% of the principal amount	$1,403.33
	December 4, 2029	41.250% of the principal amount	$1,412.50
	January 4, 2030	42.167% of the principal amount	$1,421.67
	February 4, 2030	43.083% of the principal amount	$1,430.83
	February 27, 2030*	44.000% of the principal amount	$1,440.00
	* We refer to February 27, 2030 as the “final calculation day.”
Call Settlement Date[2]:	Three business days after the applicable call date; provided that the call settlement date for the last call date, the final calculation day, is the stated maturity date
Maturity Payment Amount:

If the securities are not automatically called, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•

if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•

if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 30%, and possibly all, of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Index:	For any call date, the “lowest performing Index” will be the Index with the lowest performance factor on that call date.
Performance Factor:	With respect to an Index on any call date, its closing level on that call date divided by its starting level.
Closing Level[1]:	With respect to each Index, “closing level” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the product supplement.
Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749FRG6 / US06749FRG62

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If an Index is discontinued or if the sponsor of an Index fails to publish that Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that Index. In addition, the calculation agent will calculate the value to be used as the closing level of an Index in the event of certain changes in or modifications to that Index. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

2 If any call date is not a trading day with respect to any Index, that call date for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A call date will also be postponed for any Index if a market disruption event occurs with respect to that Index on that call date as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

•	Underlying Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You anticipate that the closing level of the lowest performing Index will be greater than or equal to its starting level on one of the call dates.

•	You do not anticipate that the ending level of the lowest performing Index on the final calculation day will be less than its threshold level, and you are willing and able to accept the risk that, if it is, you will lose more than 30%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are willing and able to accept the individual market risk of each Index and you understand that poor performance by any Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Indices.

•	You are willing and able to forgo participation in any appreciation of any Index, and you understand that any return on your investment will be limited to any call premium that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the closing level of the lowest performing Index will be less than its starting level on each call date.

•	You anticipate that the ending level of the lowest performing Index on the final calculation day will be less than its threshold level, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 30%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are unwilling or unable to accept the individual market risk of each Index or the risk that poor performance by any Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Indices.

•	You seek exposure to any upside performance of the Indices or you seek an investment with a return that is not limited to any call premium that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The S&P 500® Index” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Determining Payment on a Call Settlement Date and at Maturity

On each call settlement date, whether the securities are automatically called and whether you receive a call premium will each be determined based on the closing level of the lowest performing Index on the related call date.

Step 1: Determine which Index is the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest performance factor on that call date, calculated for each Index as the closing level of that Index on that call date divided by its starting level.

Step 2: Determine if the securities are automatically called and whether a call premium is paid on the applicable call settlement date, based on the closing level of the lowest performing Index on the relevant call date, as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security calculated as described below.

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index that has the lowest performance factor on the final calculation day, calculated for each Index as its ending level divided by its starting level.

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Indices or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the level of the lowest performing Index from its starting level. The threshold level for each Index is 70% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the principal amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the principal amount of your securities at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

•	Your Return Will Be Limited To The Applicable Call Premium And May Be Lower Than The Return On A Direct Investment In The Securities Composing Any Or All Of The Indices — You will not participate in the possible increases in the level of the lowest performing Index through an investment in the securities. Any positive return on the securities will not exceed the applicable call premium, regardless of any increase in the level of the lowest performing Index, which may be significant. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably — You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index — Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is below its threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to any call premium you may receive. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices — Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. Although it is necessary for each Index to close at or above its respective starting level on the relevant call date in order for you to receive a call premium or, if the securities are not called, at or above its respective threshold level on the final calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

•	Higher Call Premium Rates Are Associated With Greater Risk — The securities offer call premiums at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a call premium on any call settlement date and the risk that you may lose a substantial portion, and possibly all, of the principal amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measure of the degree of variation in the levels of the Indices over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its starting level on each call date, such that you will not receive any call premium during the term of the securities, and that the closing level of at least one Index will be less than its threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive any call premium during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Indices — The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Indices will not be correlated. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities. The Indices may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Closing Levels Of The Indices On The Dates Specified — Any payment on the securities will be determined based on the closing levels of the Indices on the dates specified. You will not benefit from any more favorable values of the Indices determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Securities Composing Any Or All Of The Indices — The return on your securities may not reflect the return you would realize if you actually owned the securities composing any or all of the Indices. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the securities composing any Index would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of any Index will rise or fall. There can be no assurance that the level of any Index will not close below its starting level on each call date or, if the securities are not called, below its threshold level on the final calculation day. The level of each Index will be influenced by complex and interrelated political, economic, financial and other factors that affect that Index and the securities composing that Index. You should be willing to accept the downside risks associated with equities in general and each Index in particular, and the risk of losing a significant portion or all of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Indices

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities With Respect To The NDX Index — Some of the equity securities composing the NDX Index are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The RTY Index — The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

•	Each Index Reflects The Price Return Of The Securities Composing That Index, Not The Total Return — The return on the securities is based on the performance of the Indices, which reflects changes in the market prices of the securities composing each Index. Each Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Index. Accordingly, the return on the securities will not include such a total return feature.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Indices — Actions by any company whose securities are components of an Index may have an adverse effect on the price of its security, the closing level of such Index on any call date, the ending level of such Index and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about each Index contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Index and the index sponsors. The index sponsors will not be involved in the offering of the securities made hereby in any way, and the index sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Adjustments To The Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The sponsor of an Index (an “index sponsor”) may add, delete, substitute or adjust the securities composing that Index or make other methodological changes to that Index that could affect its performance. The calculation agent will calculate the value to be used as the closing level of an Index in the event of certain material changes in or modifications to that Index. In addition, an index sponsor may also discontinue or suspend calculation or publication of that Index at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued index or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that Index. Any of these actions could adversely affect the level of the relevant Index and, consequently, the value of the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

•	The Historical Performance Of The Indices Is Not An Indication Of Their Future Performance — The historical performance of the Indices should not be taken as an indication of the future performance of the Indices. It is impossible to predict whether the closing levels of the Indices will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the levels of the Indices are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Index and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Indices or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any levels of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Indices” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the levels of the Indices on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Indices;

•	correlation (or lack of correlation) of the Indices;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the securities composing the Indices;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting level, threshold level or ending level of any Index. The actual amount you receive at stated maturity or upon automatic call will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Call Premiums:	Call Date	Call Premium
	1st call date	11.000% of the principal amount
	2nd call date	11.917% of the principal amount
	3rd call date	12.833% of the principal amount
	4th call date	13.750% of the principal amount
	5th call date	14.667% of the principal amount
	6th call date	15.583% of the principal amount
	7th call date	16.500% of the principal amount
	8th call date	17.417% of the principal amount
	9th call date	18.333% of the principal amount
	10th call date	19.250% of the principal amount
	11th call date	20.167% of the principal amount
	12th call date	21.083% of the principal amount
	13th call date	22.000% of the principal amount
	14th call date	22.917% of the principal amount
	15th call date	23.833% of the principal amount
	16th call date	24.750% of the principal amount
	17th call date	25.667% of the principal amount
	18th call date	26.583% of the principal amount
	19th call date	27.500% of the principal amount
	20th call date	28.417% of the principal amount
	21st call date	29.333% of the principal amount
	22nd call date	30.250% of the principal amount
	23rd call date	31.167% of the principal amount
	24th call date	32.083% of the principal amount
	25th call date	33.000% of the principal amount
	26th call date	33.917% of the principal amount
	27th call date	34.833% of the principal amount
	28th call date	35.750% of the principal amount
	29th call date	36.667% of the principal amount
	30th call date	37.583% of the principal amount
	31st call date	38.500% of the principal amount
	32nd call date	39.417% of the principal amount
	33rd call date	40.333% of the principal amount
	34th call date	41.250% of the principal amount
	35th call date	42.167% of the principal amount
	36th call date	43.083% of the principal amount
	37th call date	44.000% of the principal amount
Hypothetical Starting Level:	For each Index, 100.00
Hypothetical Threshold Level:	For each Index, 70.00 (70% of its hypothetical starting level)

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index are set forth under “Terms of the Securities” above. For historical closing levels of the Indices, see the historical information set forth under the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The S&P 500® Index” below. We cannot predict the closing level of the Index on any day during the term of the securities, including on any call date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Hypothetical Payout Profile*

*Not all call dates reflected; reflects only the first, eighteenth and final call dates for illustrative purposes only

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called, the following table illustrates, for call premiums based on a simple (non-compounding) return of approximately 11.00% per annum and each hypothetical call date on which the securities are automatically called, the hypothetical payment per security on the related call settlement date.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date
1st call date	$1,110.00
2nd call date	$1,119.17
3rd call date	$1,128.33
4th call date	$1,137.50
5th call date	$1,146.67
6th call date	$1,155.83
7th call date	$1,165.00
8th call date	$1,174.17
9th call date	$1,183.33
10th call date	$1,192.50
11th call date	$1,201.67

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

12th call date	$1,210.83
13th call date	$1,220.00
14th call date	$1,229.17
15th call date	$1,238.33
16th call date	$1,247.50
17th call date	$1,256.67
18th call date	$1,265.83
19th call date	$1,275.00
20th call date	$1,284.17
21st call date	$1,293.33
22nd call date	$1,302.50
23rd call date	$1,311.67
24th call date	$1,320.83
25th call date	$1,330.00
26th call date	$1,339.17
27th call date	$1,348.33
28th call date	$1,357.50
29th call date	$1,366.67
30th call date	$1,375.83
31st call date	$1,385.00
32nd call date	$1,394.17
33rd call date	$1,403.33
34th call date	$1,412.50
35th call date	$1,421.67
36th call date	$1,430.83
37th call date	$1,440.00

If the securities are not automatically called:

If the securities are not automatically called, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security. The performance factor of the lowest performing Index on the final calculation day is calculated as its ending level divided by its starting level.

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security
95.00%	$1,000.00
90.00%	$1,000.00
85.00%	$1,000.00
75.00%	$1,000.00
70.00%	$1,000.00
69.99%	$699.90
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Hypothetical Examples of Payment upon an Automatic Call or at Stated Maturity

Example 1. The closing level of the lowest performing Index on the first call date is greater than or equal to its starting level. As a result, the securities are automatically called on the first call date.

	NDX Index	RTY Index	SPX Index
Hypothetical starting level:	100.00	100.000	100.00
Hypothetical closing level on first call date:	150.00	140.000	130.00
Performance factor on first call date (closing level on first call date divided by starting level):	150.00%	140.00%	130.00%

Step 1: Determine which Index is the lowest performing Index on the first call date.

In this example, the SPX Index has the lowest performance factor on the first call date and is, therefore, the lowest performing Index on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing level of the lowest performing Index on the first call date is greater than or equal to its hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 11.000% of the principal amount. Even though the lowest performing Index appreciated by 30.00% from its starting level to its closing level on the first call date in this example, your return is limited to the call premium of 11.000% that is applicable to that call date.

On the call settlement date, you would receive $1,110.00 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the lowest performing Index on the final calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the final calculation day.

	NDX Index	RTY Index	SPX Index
Hypothetical starting level:	100.00	100.000	100.00
Hypothetical closing level on call dates prior to the final calculation day:	Various (at least one Index below starting level)
Hypothetical closing level on final calculation day:	105.00	110.000	125.00
Performance factor on final calculation day (ending level divided by starting level):	105.00%	110.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the NDX Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing level of the lowest performing Index on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting level, the securities are not automatically called prior to the final calculation day. Because the hypothetical closing level of the lowest performing Index on the final calculation day is greater than or equal to its starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 44.000% of the principal amount.

On the call settlement date (which is the stated maturity date), you would receive $1,440.00 per security.

Example 3. The securities are not automatically called prior to maturity. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level, and the maturity payment amount is equal to the principal amount of your securities at maturity.

	NDX Index	RTY Index	SPX Index
Hypothetical starting level:	100.00	100.000	100.00
Hypothetical closing level on call dates prior to the final calculation day:	Various (at least one Index below starting level)
Hypothetical ending level:	115.00	90.000	110.00
Hypothetical threshold level:	70.00	70.000	70.00
Performance factor on final calculation day (ending level divided by starting level):	115.00%	90.00%	110.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the RTY Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called. Since the hypothetical ending level of the lowest performing Index on the final calculation day is not less than its hypothetical threshold level, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called prior to maturity. The ending level of the lowest performing Index on the final calculation day is less than its threshold level, and the maturity payment amount is less than the principal amount of your securities at maturity.

	NDX Index	RTY Index	SPX Index
Hypothetical starting level:	100.00	100.000	100.00
Hypothetical closing level on call dates prior to the final calculation day:	Various (at least one Index below starting level)
Hypothetical ending level:	45.00	120.000	90.00
Hypothetical threshold level:	70.00	70.000	70.00
Performance factor on final calculation day (ending level divided by starting level):	45.00%	120.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the NDX Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called. Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

On the stated maturity date, you would receive $450.00 per security. This example illustrates that you will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold levels.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

The Nasdaq-100 Index®

The NDX Index is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For more information about the NDX Index, see “Indices—The Nasdaq-100 Index®” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the NDX Index displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the NDX Index should not be taken as an indication of the future performance of the NDX Index. Future performance of the NDX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the NDX Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the NDX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the NDX Index for the period from January 1, 2021 to February 27, 2026. The closing level on February 27, 2026 was 24,960.04.

* The dotted line indicates the threshold level of 70% of the starting level of the NDX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

The Russell 2000® Index

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the RTY Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the RTY Index should not be taken as an indication of the future performance of the RTY Index. Future performance of the RTY Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the RTY Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the RTY Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the RTY Index for the period from January 1, 2021 to February 27, 2026. The closing level on February 27, 2026 was 2,632.361.

* The dotted line indicates the threshold level of 70% of the starting level of the RTY Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

The S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SPX Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SPX Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the SPX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2021 to February 27, 2026. The closing level on February 27, 2026 was 6,878.88.

* The dotted line indicates the threshold level of 70% of the starting level of the SPX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Indices. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2030

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.